EXHIBIT 23(a)

                              ARTHUR ANDERSEN LLP









                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS







As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (relating to Alabama Power Capital Trust I Preferred Securities, Alabama Power Company Junior Subordinated Notes and Alabama Power Company Preferred Securities Guarantee) of our reports on Alabama Power Company dated February 15, 1995 included in Alabama Power Company's Form 10-K for the year ended December 31, 1994 and to all references to our firm included in this Registration Statement.



/s/ARTHUR ANDERSEN LLP



Birmingham, Alabama
January 11, 1996